FIRST AMENDMENT TO

                       AGREEMENT AND PLAN OF ORGANIZATION


         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF ORGANIZATION (the "Amendment") is dated as of June 30, 1997, by and among Travel Services International, Inc., a Delaware corporation ("TSII"), Cruises Only, Inc., a Florida corporation (the "Company"), and Wayne Heller, an individual residing in the City of Orlando, Florida, and Judy Heller, an individual residing in the City of Orlando, Florida (collectively, the "Stockholders").

         In consideration of the mutual agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement and Plan of Organization, dated as of May 9, 1997, by and among the parties hereto (the "Agreement").

         2. Amendment to Section 10.3. Section 10.3(ii) of the Agreement is hereby deleted in its entirety and replaced with the following: "(ii) TSII shall file or cause to be filed all separate Returns of, or that include, the LLC for all taxable periods ending after the Funding and Consummation Date."

         3. Amendment to Annex III. Annex III to the Agreement is hereby deleted in its entirety and replaced with Annex III attached hereto.

         4. Amendment to Annex V. Annex V to the Agreement is hereby deleted in its entirety and replaced with Annex V attached hereto.

         5. Amendment to Employment Agreements. The Employment Agreements of each of the Stockholders, forms of which are attached as Annex VIII to the Agreement, are hereby amended as follows:

                  a. The first sentence of Paragraph 2(a) of Judy Heller's Employment Agreement is amended by deleting "$125,000" as the base salary and inserting "$13,000" as the base salary.

                  b.       The  third   sentence  of  Paragraph   2(a)  of  each
                           Employment Agreement shall be deleted and replaced with the following in each agreement respectively: In Wayne Heller's agreement, the third sentence should read: "If Judy Heller shall cease to be employed by the Company, the base salary payable hereunder to Employee shall remain at $125,000 per year." In Judy Heller's agreement, the third sentence should read:
                           "If Wayne Heller shall cease to be employed by the Company, the base salary payable hereunder to Employee shall be increased to $125,000 per year."

                  c. The salary changes set forth in (a) and (b) above shall be effective only for the initial three (3) year term (the "Term") set forth in Paragraph 5 of the Employment Agreements. Salaries for any continuation

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                           following  the  initial  three (3) year Term shall be
                           negotiated between the parties.

         6. Amendment to Section 18.6. The third sentence of Section 18.6 of the Agreement is hereby amended to read: "Notwithstanding the foregoing, if the transactions contemplated by this Agreement are consummated, TSII shall reimburse the COMPANY and the STOCKHOLDERS for such reasonable attorneys' fees and accounting fees upon the closing of the IPO up to $125,000 plus such additional fees, expenses and disbursements as are required by Section 3.5 and as currently set forth on Schedule 18.6 and such other costs and expenses as will be set forth on Schedule 18.6 prior to the Pre-Closing Date as costs or expenses incurred as a result of not structuring the transactions contemplated hereby as a merger.

         7. Amendments to Schedule 5.25, 7.2, and 7.3. The paragraph entitled "JULY TAX DISTRIBUTIONS" on each of Schedules 5.25, 7.2 and 7.3 of the Agreement is hereby amended by inserting "the close of business on" after the phrase "to be paid on the income of the Company from" in the second line of such paragraph.

         8. No Other Amendments. Except as previously provided in this Amendment, all of the terms and conditions of the Agreement remain unchanged, and the terms and conditions of the Agreement as amended hereby remain in full force and effect.

         9. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        10. Governing Law. This Amendment shall be construed in accordance with the laws of the State of Florida.

        11.   Captions.   The  headings  of  this  Amendment  are  inserted  for
convenience only and shall not constitute a part of this Amendment or be used to construe or interpret any provision hereof.

                      (The next page is the signature page)


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         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Agreement and Plan of Organization to be duly executed and delivered as of the day and year first above written.

                                            TRAVEL SERVICES INTERNATIONAL, INC.


                                            By:      \s\ Elan J. Blutinger
                                               ------------------------------
                                                     Elan J. Blutinger
                                                     President


                                            CRUISES ONLY, INC.


                                            By:      \s\ Wayne Heller
                                               ------------------------------
                                                     Wayne Heller
                                                     President

                                            STOCKHOLDERS:


                                            \s\ Wayne Heller
                                            ------------------------------
                                            Wayne Heller, Individually


                                            \s\ Judy Heller
                                            ------------------------------
                                            Judy Heller, Individually

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